Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com select comfort ANNOUNCES second quarter results

Company Reports Net Income of $0.11 Per Share;15 Percent Increase in Net Sales and 28 Percent Increase in Same-store Sales; Reaffirms 2010 Guidance

MINNEAPOLIS – (July 21, 2010) – Select Comfort Corporation (NASDAQ: SCSS) today reported second quarter results for the period ended July 3, 2010. Net sales for the quarter totaled $139 million, an increase of 15 percent on same-store growth of 28 percent, compared to $121 million in the second quarter of 2009. The company reported net income of $6.2 million, or $0.11 per diluted share in the second quarter of 2010, compared to a net loss of $4 million, or $0.09 per diluted share, in the second quarter of 2009.

“During the second quarter, our focus on key priorities delivered double-digit growth in same-store and total sales as well as improved profitability,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “The progress we made during the past 18 months in our cost structure and operational execution is generating sustained profitability. In addition, these enhancements are proving particularly valuable as we lap stronger comparisons to a year ago and the macro-economic environment remains uncertain.”

McLaughlin added, “In the second half of 2010, we will continue to execute against priorities designed to drive sales and profitability. We also will selectively invest in and test programs to advance longer-term growth including evolving our media messages, our digital and web presence, and store locations, as well as further enhancing our customer experience.”

Select Comfort Announces Second Quarter Results – Page 2 of 11

Second Quarter Summary

During the second quarter, net sales increased by 15 percent as compared to a year ago and operating margin improved to 7.2 percent. Year-to-date, net sales increased by 14 percent and operating margin improved to 8.1 percent.

Sales growth was driven by a 28 percent increase in same-store sales. Same-store growth was offset by the impact of the closure of 46 stores since the beginning of second quarter of 2009 and the termination of retail partner relationships in 2009. Sales-per-store increased to $1.2 million, approximately 25 percent higher than the prior-year period.

Gross profit margins were 62.2 percent of net sales, 60 basis points higher than the 61.6 percent gross profit rate in the second quarter of 2009, reflecting improved manufacturing productivity.

Sales and marketing costs were 45.3 percent of net sales in the second quarter compared to 50.6 percent in the second quarter of 2009, a 530 basis-point improvement primarily due to the leverage of higher sales over a smaller store base. Sales and marketing costs increased year-over-year by $1.9 million to $63 million in 2010. Media investments in the second quarter totaled $16.1 million, 16 percent higher than the prior-year period.

General and administrative (G&A) expenses equaled $12.9 million in the second quarter, or 9.3 percent of net sales. This compares to $11.7 million, or 9.7 percent of net sales in the same period last year.

Cash flows from operating activities were $26 million for the first six months of 2010 compared to $36 million (which included a $23 million tax refund) in the year-ago period. Capital expenditures totaled $1.7 million, approximately equal to the prior year. As of the end of the quarter, cash and cash equivalents totaled $40 million and the company had no borrowings under its revolving credit agreement.

Select Comfort Announces Second Quarter Results – Page 3 of 11

The second quarter of 2009 included a valuation allowance adjustment for income taxes and asset impairment charges. Adjusting for these items, net loss would have been $0.01 per share. A reconciliation is provided at the end of this news release.

Fiscal 2010 Outlook

The company confirms its previous guidance and continues to expect earnings per share of between $0.45 and $0.50 in 2010. The company’s outlook anticipates positive same-store growth over the balance of the year, although it anticipates that the rate of growth will slow as year-over-year comparisons become more difficult.

The company concluded the second quarter of 2010 with 395 stores and expects to end fiscal 2010 with between 380 and 390 stores after netting planned store openings and closings. The company anticipates 2010 capital expenditures of approximately $15.0 million.

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.”  To access the webcast, please visit the investor relations area of the Select Comfort Web site.

A webcast replay will remain available until midnight Central Time, July 30, 2010, by dialing (203) 369-1554. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding collection accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Select Comfort Announces Second Quarter Results – Page 4 of 11

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing and sales programs, including advertising and promotional efforts; consumer acceptance of our products, product quality and brand image; our ability to continue to improve our product line and product quality; warranty obligations; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; rising commodity costs and other inflationary pressures; our dependence on significant suppliers, including several sole-source suppliers and the vulnerability of suppliers to recessionary pressures; industry competition; risks of pending and potentially unforeseen litigation; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources; increasing government regulations; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards; our ability to attract and retain key employees; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Second Quarter Results – Page 5 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 3, 2010	% of Net Sales	July 4, 2009	% of Net Sales

Net sales	$138,952	100.0%	$120,647	100.0%
Cost of sales	52,487	37.8%	46,307	38.4%
Gross profit	86,465	62.2%	74,340	61.6%

Operating expenses:
Sales and marketing	62,981	45.3%	61,107	50.6%
General and administrative	12,934	9.3%	11,693	9.7%
Research and development	613	0.4%	478	0.4%
Asset impairment charges	–	0.0%	110	0.1%
Total operating expenses	76,528	55.1%	73,388	60.8%
Operating income	9,937	7.2%	952	0.8%
Interest expense / other	(56)	0.0%	(1,477)	(1.2%	)
Income (loss) before income taxes	9,881	7.1%	(525)	(0.4%	)
Income tax expense	3,679	2.6%	3,436	2.8%
Net income (loss)	$6,202	4.5%	$(3,961)	(3.3%	)

Net income (loss) per share – basic	$0.12		$(0.09)

Net income (loss) per share – diluted	$0.11		$(0.09)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,911		44,827
Effect of dilutive securities:
Options	903		–
Restricted shares	439		–
Diluted weighted-average shares outstanding[1]	55,253		44,827

1For the three months ended July 4, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter Results – Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 3, 2010	% of Net Sales		July 4, 2009	% of Net Sales

Net sales	$296,905	100.0%		$260,261	100.0%
Cost of sales	112,356	37.8%		104,137	40.0%
Gross profit	184,549	62.2%		156,124	60.0%

Operating expenses:
Sales and marketing	133,073	44.8%		128,420	49.3%
General and administrative	26,083	8.8%		25,038	9.6%
Research and development	1,267	0.4%		964	0.4%
Asset impairment charges	–	0.0%		488	0.2%
Total operating expenses	160,423	54.0%		154,910	59.5%
Operating income	24,126	8.1%		1,214	0.5%
Interest expense / other	(1,776)	(0.6%	)	(3,247)	(1.2%	)
Income (loss) before income taxes	22,350	7.5%		(2,033)	(0.8%	)
Income tax expense	8,388	2.8%		4,623	1.8%
Net income (loss)	$13,962	4.7%		$(6,656)	(2.6%	)

Net income (loss) per share – basic	$0.26			$(0.15)

Net income (loss) per share – diluted	$0.25			$(0.15)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,763			44,760
Effect of dilutive securities:
Options	971			–
Restricted shares	452			–
Diluted weighted-average shares outstanding[1]	55,186			44,760

1For the six months ended July 4, 2009, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Second Quarter Results – Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) July 3, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$39,878	$17,717
Accounts receivable, net of allowance for doubtful accounts of $304 and $379, respectively	4,134	5,094
Inventories	16,436	15,646
Income taxes receivable	3,290	3,893
Prepaid expenses	8,056	5,879
Deferred income taxes	6,867	5,153
Other current assets	231	720
Total current assets	78,892	54,102
Property and equipment, net	33,107	37,682
Deferred income taxes	18,163	19,071
Other assets	4,255	7,385
Total assets	$134,417	$118,240
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$35,491	$37,538
Customer prepayments	10,953	11,237
Accruals:
Sales returns	2,797	2,885
Compensation and benefits	20,096	15,518
Taxes and withholding	3,910	4,528
Other current liabilities	7,397	7,831
Total current liabilities	80,644	79,537

Non-current liabilities:
Warranty liabilities	4,933	5,286
Capital lease obligations	99	262
Other long-term liabilities	11,171	10,697
Total non-current liabilities	16,203	16,245
Total liabilities	96,847	95,782

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.01 par value; 142,500 shares authorized, 55,024 and 54,310 shares issued and outstanding, respectively	550	543
Additional paid-in capital	34,003	32,860
Retained earnings (Accumulated deficit)	3,017	(10,945)
Total shareholders’ equity	37,570	22,458
Total liabilities and shareholders’ equity	$134,417	$118,240

Select Comfort Announces Second Quarter Results – Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Six Months Ended
	July 3, 2010	July 4, 2009
Cash flows from operating activities:
Net income (loss)	$13,962	$(6,656)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,139	9,734
Stock-based compensation	1,491	1,827
Disposals and impairments of assets	(2)	485
Excess tax benefits from stock-based compensation	(901)	–
Changes in deferred income taxes	(1,363)	7,707
Change in operating assets and liabilities:
Accounts receivable	960	660
Inventories	(790)	2,969
Income taxes receivable	2,059	22,168
Prepaid expenses and other assets	33	(1,662)
Accounts payable	(1,126)	889
Customer prepayments	(284)	(1,130)
Accrued sales returns	(88)	(383)
Accrued compensation and benefits	4,578	522
Accrued taxes and withholding	(618)	135
Warranty liabilities	(96)	(437)
Other accruals and liabilities	(1)	(1,256)
Net cash provided by operating activities	25,953	35,572

Cash flows from investing activities:
Purchases of property and equipment	(1,744)	(1,949)
Proceeds from sales of property and equipment	3	15
Net cash used in investing activities	(1,741)	(1,934)

Cash flows from financing activities:
Net decrease in short-term borrowings	(1,573)	(42,320)
Repurchases of common stock	(1,360)	–
Proceeds from issuance of common stock	120	96
Excess tax benefits from stock-based compensation	901	–
Debt issuance costs	(139)	–
Net cash used in financing activities	(2,051)	(42,224)

Increase (decrease) in cash and cash equivalents	22,161	(8,586)
Cash and cash equivalents, at beginning of period	17,717	13,057
Cash and cash equivalents, at end of period	$39,878	$4,471

Select Comfort Announces Second Quarter Results – Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended				Six Months Ended
	July 3, 2010		July 4, 2009		July 3, 2010		July 4, 2009

Percent of sales:
Retail	82.3%		78.9%		82.9%		79.0%
Direct and E-Commerce	11.7%		12.7%		11.7%		12.0%
Wholesale	6.0%		8.4%		5.4%		9.0%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Retail same-store sales	28%		(11%	)	29%		(13%	)
Direct and E-Commerce	6%		(32%	)	11%		(33%	)
Company-Controlled same-store sales change	25%		(15%	)	25%		(16%	)
Net closed stores/other	(7%	)	(4%	)	(6%	)	(3%	)
Total Company-Controlled Channels	18%		(19%	)	19%		(19%	)
Wholesale	(18%	)	(38%	)	(31%	)	(16%	)
Total	15%		(21%	)	14%		(19%	)

Stores open:
Beginning of period	399		441		403		471
Opened	0		0		0		0
Closed	(4)		(21)		(8)		(51)
End of period	395		420		395		420

Retail partner doors[1]	148		850		148		850

Other metrics:
Average sales per store ($ in 000’s)[2]	$1,192		$952
Average sales per square foot ($s)[2]	$810		$652
Stores > $1 million net sales[2]	64%		42%
Average mattress sales per mattress unit (Company-controlled channels; $s)	$1,723		$1,793		$1,725		$1,722

1On August 11, 2009 we announced our decision to discontinue distribution through non-company owned mattress retailers in the contiguous United States.

2Trailing twelve months for stores open at least one year.

Select Comfort Announces First Quarter Results – Page 10 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended July 4, 2009				Six Months Ended July 4, 2009
	As Reported	Impairments(1)	Tax Valuation(2)	As Adjusted	As Reported	Impairments(1)	Tax Valuation(2)	As Adjusted
Operating income	$952	$110	$–	$1,062	$1,214	$488	$–	$1,702
Income (loss) before income taxes	(525)	110	–	(415)	(2,033)	488	–	(1,545)
Income tax expense (benefit)	3,436	42	(3,636)	(158)	4,623	186	(5,396)	(587)
Net income (loss)	$(3,961)	$68	$3,636	$(257)	$(6,656)	$302	$5,396	$(958)

Net income (loss) per share –
Basic	$(0.09)	$0.00	$0.08	$(0.01)	$(0.15)	$0.01	$0.12	$(0.02)
Diluted	$(0.09)	$0.00	$0.08	$(0.01)	$(0.15)	$0.01	$0.12	$(0.02)

Basic Shares	44,827	44,827	44,827	44,827	44,760	44,760	44,760	44,760
Diluted Shares	44,827	44,827	44,827	44,827	44,760	44,760	44,760	44,760

(1)	Includes asset impairment charges for underperforming stores

(2)

During the three and six months ended July 4, 2009 we adjusted the valuation allowance against deferred tax assets. As adjusted income tax expense for both periods is presented on a normalized basis using an effective tax rate of 38.0%

Note - Our “as adjusted” data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

Select Comfort Announces First Quarter Results – Page 11 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes EBITDA is a useful indicator of the Company’s financial performance. EBITDA is also a measure of current financial performance used in our debt covenant calculations. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Net income (loss)	$6,202	$(3,961)	$56,170	$(63,110)
Income tax expense (benefit)	3,679	3,436	(17,098)	10,507
Interest expense	70	1,474	4,532	6,131
Depreciation and amortization	3,228	4,690	14,934	19,126
Stock-based compensation	729	808	2,898	3,403
Asset impairments	–	110	199	34,024

EBITDA	$13,908	$6,557	$61,635	$10,081

Note - Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported,” or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company’s financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles